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                                                                  EXHIBIT 23.2

                        [COOPERS & LYBRAND LETTERHEAD]





                      Report of Independent Accountants




Our report on the consolidated financial statements of United Retail Group, Inc. and subsidiaries (the "Company") has been incorporated by reference in this Form 10K from Page 13 of the 1995 Annual Report to Shareholders of the Company. In connection with our audits of such financial statements, we have also audited the related financial statement schedule listed in the index on page 16 of this Annual Report on Form 10-K.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.





                                                /s/ COOPERS & LYBRAND L.L.P.
                                                -----------------------------
                                                    COOPERS & LYBRAND L.L.P.




New York, New York
February 16, 1996